                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                       Attiki Denmark ApS ("the Company")

The  undersigned,  Elaine  Hackett,  Solicitor  of England and Wales,  acting on behalf of Cinergy Corp., declares that the following information relating to the
Company is true and accurate:

1.   The Company is a private  company with limited  liability,  organised under the laws of Denmark,  having its registered  office at Dampfaergevej 3, 2nd
     Floor,  DK-2100  Copenhagen O, Denmark,  and having its offices at the same place,  and being  registered in the trade register of the Danish  Commerce and Companies Agency in Copenhagen, Denmark, under number CVR 2564 9893.

2.   According to the  registration  of the  aforementioned  Danish Commerce and
     Companies  Agency,  the  Articles of  Association  of the Company were last amended  pursuant to a  resolution  of its  Shareholders  dated 27 November
     2001. The Articles of Association have not been amended since.

3.   According to the Articles of  Association of the Company the objects of the
     Company are to establish companies and other undertakings.

4.   The Company can participate in, co-ordinate,  finance and manage all or any part of the operations of any such company or undertaking.

5.   According to the  registration of the  aforementioned  Chamber of Commerce, the directors of the Company are:

     -    Mr John  Bryant,  of British  nationality,  residing  at 105 Home Park
          Road, Wimbledon SW19 7HT, United Kingdom;
     -    Mr David Lee Wozny, of American  nationality,  residing at 5154 Senour
          Drive West Chester, 45069 Ohio, United States of America;
     -    Mr Charles J Winger, of American  nationality,  residing at 6687 Miami
          Wood Drive, Loveland, OH 45140, Ohio, United States of America;
     -    Poul  Lund   Christensen,   of   Danish   nationality,   residing   at
          Paul-Petersensvej 13, st., DK 2820 Gentofte, Denmark;
     -    Lars Erik Clausen, of Danish  nationality,  residing at Stenl0kken 90,
          DK-3460 Birker0d, Denmark;
     -    Michael Jorgensen, of Danish nationality, residing at Dr. Louises Alle
          4, DK-3480 Fredensborg, Denmark;
     -    Erik Klingert, of Danish nationality, residing at Damstien 7A, DK-2720
          Vanl0se, Denmark.

Signed in London, England on 9 April 2002